EXHBIT 24.1
LIMITED POWER OF ATTORNEY FOR SEC FILINGS

The undersigned, Christina A. Sternberg, hereby constitutes and appoints Kevin M. Connor, Secretary of AMC Entertainment Holdings, Inc., Edwin F. Gladbach, and Kelly W. Schemenauer, the Assistant Secretary of AMC Entertainment Holdings, Inc., and their respective successors in office, and any one of them, acting singly, as the undersigned’s true and lawful attorney-in-fact to prepare, sign and file, on the undersigned’s behalf, all Forms ID, 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission and any stock exchange or similar authority as a result of the undersigned’s ownership of, or transactions in, securities of AMC Entertainment Holdings, Inc., and to take any other action of any type in connection with the foregoing which, in the opinion of said attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned.  The undersigned acknowledges that neither Kevin M. Connor, Edwin F. Gladbach, Kelly W. Schemenauer, their successors in office or substitutes nor AMC Entertainment Holdings, Inc. is assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The authority herein conferred shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of, or transactions in, securities of AMC Entertainment Holdings, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 4th day of November, 2013.

By:	/s/ CHRISTINA A. STERNBERG
Name:	CHRISTINA A. STERNBERG
Title:	SENIOR VICE PRESIDENT, CORPORATE STRATEGY AND COMMUNICATIONS

STATE OF KANSAS	)
) ss.
COUNTY OF JOHNSON	)

IN WITNESS WHEREOF, I have unto set my hand and affixed by official seal at my office in Kansas, this 7th day of November, 2013.

/s/ Cheryl L. Eldin
Notary Public in and for Said County and State

Cheryl L. Eldin Notary Public, State of Kansas My Appointment Expires 5-9-2017
My Commission Expires:	(Type, print or stamp the Notary's name his or her signature)

5-9-2017